Exhibit 32.1

Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Orange 21 Inc. (the “Company”) for the quarterly period ending March 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Barry Buchholtz, as Chief Executive Officer of the Company, and Michael Brower, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Orange 21 Inc. and will be retained by Orange 21 Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

/S/ BARRY BUCHHOLTZ
Name:	Barry Buchholtz
Title:	Chief Executive Officer
Date:	May 16, 2005

/S/ MICHAEL BROWER
Name:	Michael Brower
Title:	Chief Financial Officer
Date:	May 16, 2005